WZ

(SEE REVERSE SIDE FOR LEGEND)

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, APRIL 17, 2013)

WARRANTS

SOUTHPEAK

SOUTHPEAK INTERACTIVE CORPORATION

CUSIP 844649 12 9

CLASS Z WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring April 17, 2013 (the "Warrant") to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share ("Shares"), of SouthPeak Interactive Corporation, a Delaware corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company such number of Shares of the Company at the price of $5.00 per share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant, in whole or in part, at any time prior to its exercise, with the consent of HCFP/Brenner Securities LLC, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $8.75 per share (subject to adjustment) on any 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.05 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.05 call price.

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY) AS WARRANT AGENT

By:

AUTHORIZED SIGNATURE

SOUTHPEAK INTERACTIVE CORPORATION
CORPORATE
SEAL
DELAWARE
*

SOUTHPEAK INTERACTIVE CORPORATION

By:

SECRETARY

CHIEF EXECUTIVE OFFICER AND PRESIDENT

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF MAY 29, 2008 SOUTHPEAK INTERACTIVE CORPORATION TSB 30176 FC LOT 3
SALES: C. SHARKEY 302-731-7088	Operator: AP
/ ETHER 7 / LIVE JOBS / S / SOUTHPEAK 30176 FC LOT 3	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: LOGO prints black and 50% black. Intaglio prints in SC-20 dark brown.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

____
(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

____
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: ______________________________

____
(SIGNATURE)

____
(ADDRESS)

____

____
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ______________________________ hereby sell, assign, and transfer unto

____
(PLEASE TYPE OR PRINT NAME AND ADDRESS)

____

____

____
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

____
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint

____ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________

____
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF MAY 29, 2008 **SOUTHPEAK INTERACTIVE CORPORATION** **TSB 30176 BK LOT 1- 3**
SALES: C. SHARKEY 302-731-7088	Operator: AP
/ ETHER 7 / LIVE JOBS / S / SOUTHPEAK 30176 BK LOT 1- 3	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:____ OK AS IS____ OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF